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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of OPNET Technologies, Inc.
Washington, D.C.

We consent to the use in this Registration Statement of OPNET Technologies, Inc. on Form S-1 of our report dated July 2, 1999 (except for note 14 paragraphs one and two as to which the dates are January 20, 2000 and March 13, 2000 respectively), appearing in the Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

McLean, Virginia
March 13, 2000